RISK FACTORS



PROPOSED SHARED TECHNOLOGIES FAIRCHILD MERGER

     Tel-Save Holding, Inc. (the "Company") entered into the Agreement and Plan of Merger (the "Shared Technologies Merger Agreement"), dated as of July 16, 1997, among the Company, a subsidiary of the Company and Shared Technologies Fairchild Inc. ("Shared Technologies"), pursuant to which, among other things, Shared Technologies would be merged ("Shared Technologies Merger") with and into a subsidiary of the Company and thereby become a wholly owned subsidiary of the Company, and the outstanding Shared Technologies Common Stock (the "STF Common") would be converted into such number of shares of the Company's Common Stock as equals the quotient (the "Exchange Ratio") of (a) $11.25 plus the product of (x)
 .3 times (y) the amount, if any, by which the average closing price per share of the Company's Common Stock on the Nasdaq National Market for the fifteen
consecutive   trading  days  ending  on  the  trading  day  three  trading  days immediately preceding the date of the closing of the Shared Technologies Merger (the "Closing Date Market Price") exceeds $20, divided by (b) the Closing Date Market Price, provided that the Exchange Ratio shall not exceed 1.125. As of August 13, 1996, there were approximately 16.8 million shares of STF Common outstanding and approximately 8.4 million shares of STF Common Stock reserved for issuance upon exercise of outstanding Shared Technologies convertible preferred stock, warrants and stock options. The consummation of the Shared Technologies Merger is subject to the approval of the stockholders of both the Company and Shared Technologies, as well as other conditions, including termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act, applicable federal and state regulatory approvals and consents, the Shared Technologies Merger's qualifying as a pooling of interests transaction for accounting purposes, the consent of the banks under Shared Technologies's credit facility (the "STF Credit Facility") or the refinancing of such Facility, the absence of injunctions or other legal restraints preventing the consummation of the Shared Technologies Merger and other closing conditions. There can be no assurance that the Shared Technologies Merger will be consummated.

     As of June 30, 1997, Shared Technologies and its consolidated subsidiaries had outstanding approximately $125 million under the STF Credit Facility and approximately $164 million aggregate face amount of 12-1/4% Senior Subordinated Discount Notes due 2006 (the "STF Notes"). As of August 27, 1997, the Company had purchased, in separate, privately negotiated transactions, approximately $150 million aggregate face amount of the STF Notes. Such purchases were financed by borrowings under a $150 million Credit Agreement (the "Salomon Credit Facility"), dated as of August 25, 1997, between the Company and Salomon Brothers Holding Company Inc, as well as with internal funds. The Salomon Credit Facility has a 364-day term, provides for loans up to $150 million to finance the purchase of the STF Notes and working capital purposes and is secured by a pledge of substantially all of the assets of the Company and its subsidiaries and by a pledge of the Common Stock of Mr. Daniel Borislow, Chairman and Chief Executive Officer of the Company. The Company did not purchase the STF Notes pursuant to any agreement with Shared Technologies and, should the Shared Technologies Merger not be consummated, the Company would continue as the holder of these STF Notes.

     While the Company's management expects to realize operating synergies and cost savings as a result of the Shared Technologies Merger, there can be no assurance that the Company will achieve all of the benefits that management expects to realize in connection with the Shared Technologies Merger or that such benefits will occur within the time frame contemplated. Realization of operating synergies and cost savings could be affected by a number of factors beyond the Company's control, such as general economic conditions, increased operating costs, the response of competitors or customers, regulatory developments and delays in implementation. In addition, certain benefits are dependent upon the Company's taking certain actions that will result in one-time charges or expenses.

     The Shared Technologies Merger contemplates the integration of the administrative, finance, sales and marketing organizations of Shared Technologies and the Company. Shared Technologies is a significantly larger company, in terms of employees and facilities managed and operated, than the Company and is engaged in a number of businesses that are different than those in which the Company has historically engaged. In addition, Shared Technologies and its predecessors have also been



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involved in a number of acquisitions in recent years, including the acquisition, in March, 1996, of Fairchild Industries, Inc., the operations and management of which are still being integrated by Shared Technologies. The integration of the businesses of the Company and Shared Technologies will require substantial attention from the Company's management team, which will include Shared Technologies employees who have not previously worked with the Company. The retention of certain key Shared Technologies personnel will be important for the management of the Shared Technologies business. Also, both Shared Technologies's and the Company's customers will need to be reassured that their services will continue uninterrupted. All of these efforts will place significant pressure on the Company's existing management, staff and other resources (see "- Recent Rapid Growth; Ability to Manage Growth", below). Moreover, integration of Shared Technologies will require the Company's senior management to oversee business areas in which they have limited or no direct experience. The diversion of management attention, inability to satisfy the foregoing needs and any other difficulties encountered in the transition process could have an adverse effect on the Company's business, operating results and financial condition.


DEPENDENCE ON AT&T AND LUCENT

     The design for the Company's telecommunications network, which is known as "OBN," "One Better Net" or "One Better Network," relies upon AT&T Corp. ("AT&T") transmission facilities, international long distance services and operator services. If AT&T were to terminate the Company's use of AT&T's transmission facilities, international long distance services or operator services, the Company would seek to enter into similar arrangements with other long distance providers. There can be no assurance that the terms of such agreements would be favorable to the Company. The Company's current operations and strategy with OBN emphasize the quality and functionality of the AT&T (now Lucent Technologies, Inc., hereinafter "Lucent") manufactured equipment, AT&T-provided transmission facilities and billing services, and AT&T operator services. Loss of the ability to market OBN emphasizing the quality of these AT&T and Lucent-based services could have a material adverse effect on the Company's results of operations and financial conditions.

     The Company also will continue to depend on AT&T to provide the AT&T telecommunications services that the Company resells directly to end users and to independent long distance and marketing companies known as "partitions," which in turn resell the services on the AT&T network to end users. The Company's ability to resell such services on the AT&T network depends upon whether the Company can continue to maintain a favorable relationship with AT&T. AT&T may terminate the provision of services under its tariffs for limited reasons, including for nonpayment by the Company, for national defense purposes or if the provision of services to the Company were to have a substantial adverse impact on AT&T's network. While AT&T's policy historically has been to provide 30-day notice prior to termination of services, there are no specific notice requirements with respect to such termination. Although the Company has no specific contingency arrangements in place to provide service to end users if AT&T were to discontinue its service to the Company, based upon discussions that the Company has had with other long distance providers and based upon such providers' published tariffs, the Company believes that it could negotiate and obtain contracts with other long distance providers to resell long distance services at rates comparable to its current contract tariffs with AT&T. If the Company were to enter into contracts with another provider, however, the Company believes it would take approximately 14 to 28 days to switch end users to that provider. Although the Company believes it may have the right to switch end users without their consent to such other providers, end users have the right to discontinue such service at any time. Accordingly, the termination or non-renewal of the Company's contract tariffs with AT&T or the loss of telecommunication services from AT&T likely would have a material adverse effect on the Company's results of operations and financial condition.

     The Company uses billing services provided by AT&T and AT&T's College and University Systems ("ACUS"). There can be no assurance that either AT&T or ACUS will continue to offer billing services to the Company on terms acceptable to the Company. AT&T has removed its name on bills for which it provides billing services and could further obscure its role in providing billing services or cease providing billing services altogether. Loss of the AT&T and ACUS billing services or decreased awareness of the AT&T name could have a material adverse effect on the Company's marketing strategy and reten-



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tion of existing  partitions  and end users.  The Company is developing  its own information systems in order to have its own billing capacity, including in connection with its anticipated services under the AOL Agreement discussed below, although the Company has not provided such direct billing services to end users in the past.

AOL AGREEMENT

     The Company entered into a Telecommunications Marketing Agreement (the "AOL Agreement"), dated as of February 22, 1997 and effective as of February 25, 1997, with America Online, Inc. ("AOL"), under which the Company will provide long distance telecommunications services to be marketed by AOL to all of the subscribers of AOL's online network. The Company made an initial payment of $100 million to AOL at signing and agreed to provide marketing payments to AOL based on a percentage of the Company's profits from the services (between 50% and 70% depending on the level of revenues from the services). The AOL Agreement provides that $43 million of the initial payment will be offset and recoverable by the Company through reduction of such profit-based marketing payments during the initial term of the AOL Agreement or, subject to certain monthly reductions of the amount thereof, directly by AOL upon certain earlier terminations of the AOL Agreement. The $57 million balance of the initial payment is solely recoverable by offset against a percentage of such profit-based marketing payments made after the first five years of the AOL Agreement (when extended beyond the initial term) and by offset against a percentage of AOL's share of the profits from the services after termination or expiration of the AOL Agreement. Any portion of the $43 million not previously repaid or reduced in amount would be added to the $57 million and would be recoverable similarly.

     Also under the AOL Agreement, the Company issued to AOL at signing two warrants to purchase shares of the Company's Common Stock at a premium over the market value of such stock on the issuance date. One warrant is for 5 million shares, at an exercise price of $15.50 per share, one-half of which shares will vest at the time the service is first made generally available to AOL online network subscribers in accordance with the AOL Agreement or the first anniversary of the warrant issuance, whichever is earlier, and the balance of which will vest on the first anniversary of issuance if the AOL Agreement has not terminated. The other warrant is for up to 7 million shares, at an exercise price of $14.00 per share, which will vest, commencing December 31, 1997, based on the number of subscribers to the services and would vest fully if there are at least 3.5 million such subscribers at any one time. The Company also agreed to issue to AOL an additional warrant to purchase 1 million shares of the Company's Common Stock, at market value at the time of issuance, upon each of the first two annual extensions by AOL of the term of the AOL Agreement, which warrants also will vest based on the number of subscribers to the services.

     The profitability of the AOL Agreement for the Company depends on the Company's ability to develop in a timely fashion online ordering, call detail, billing and customer services for the AOL members, which will require, among other things, the ability to identify and employ sufficient personnel qualified to provide the necessary programming; the ability of the Company and AOL to work together effectively to develop jointly the online marketing contemplated by the AOL Agreement; a rapid response rate to online promotions to AOL's online subscribers, most of whom are expected to be potential residential customers rather than business customers to which the Company has marketed historically; the Company's ability to expand OBN to accommodate increased traffic levels; and AOL's ability to execute successfully its publicly stated business plan and implement its announced network changes to improve member access to its online service. Since the $100 million payment is recoverable only through the profits from the services, to the extent that the AOL Agreement is unsuccessful, such amount is subject to potential non-recovery or limited recovery by the Company. The Company currently estimates that between 2% and 6% of AOL's customers will need to sign up for the Company's long distance service in order for the Company to break even on its investment in the AOL Agreement.

RECENT RAPID GROWTH; ABILITY TO MANAGE GROWTH

     The Company began operations in 1989 (as Tel-Save, Inc.) as a reseller of AT&T services . Over the past eight years, the Company has grown dramatically, becoming a public company in 1995 with revenues in 1996 of $232 million and approximately 390 employees. Although the Company has expe-



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rienced significant growth in a relatively short period of time, there can be no assurance that the growth experienced by the Company will continue or that the Company will be able to achieve the growth contemplated by its business
strategy.   This  strategy  reflects  significant  changes  from  the  Company's historical business and includes the Company's operation of its own network, One Better Net or OBN, which has changed the Company from a pure reseller of AT&T services to a switch-based provider (see "- Risks Related to OBN"); the AOL Agreement, for which the Company made a significant payment (see "- AOL Agreement") and that will require, among other things, additional personnel, new billing capacity, a new marketing orientation to residential customers and
potential   expansion  of  OBN   capacity;   the  pending   merger  with  Shared
Technologies, which involves the acquisition by the Company of a company that, in terms of numbers of employees and facilities, is significantly larger than the Company and that engages in a number of businesses in which the Company has no experience (see "- Proposed Shared Technologies Fairchild Merger"). The
Company's strategy has also resulted in significant recent changes to its balance sheet composition, including significant debt incurred, which has increased financial management requirements.

     Implementation of the Company's strategy, including maintaining (and, as appropriate, expanding) OBN, maintaining and supporting the existing business with partitions, launching the AOL marketing approach and managing customer accounts over the AOL online service and integrating the Shared Technologies business into the Company's, is placing and will continue to place significant demands on the Company's management, operational, financial and other resources and will require the Company to enhance further its operations, management, financial and information systems and controls and to expand, train and manage its employee base in certain areas, including customer service support and financial and marketing and administrative resources. Success in this regard depends, among other things, on the Company's ability to fund or finance significant investments of resources for OBN expansion and to manage, attract and retain qualified personnel (competition for whom is intense). There can be no assurance that the Company will successfully manage its expanding operations and, if the Company's management is unable to manage growth effectively, the Company's business, operating results and financial condition would be materially and adversely affected.

SOME POTENTIAL FUTURE CHARGES

     Of the $100 million payment to AOL (plus the value of the 5 million share AOL warrant, which is valued, subject to possible change, at $9.1 million, and $.6 million of AOL Agreement-related costs), the Company anticipates that, if the commercial launch of the Tel-Save service takes place in September 1997, as anticipated, an aggregate of approximately $46 million will be charged to expense in the third and fourth quarters of 1997 (an aggregate of $14.4 million was so charged in the first and second quarters of 1997). The balance will be recognized ratably over the balance of the term of the AOL Agreement, the initial term of which expires on June 30, 2000, as advertising services are received. The AOL warrant for up to 7 million shares will be valued and charged to expense as and when subscribers to the Company's services under the AOL Agreement sign-up and the shares under such warrant vest. The amount of such charges, which could be significant, will be based on the extent to which such warrant vests and the market prices of the Common Stock at the time of vesting and therefore such charges are not currently determinable. Generally, the higher the market price of the Common Stock at the time of vesting, the larger the amount of the charge will be. If the AOL Agreement should prove unsuccessful, any remaining amount of the total value paid under the AOL Agreement could be written off earlier.

     The Company granted an option to an executive officer to purchase 800,000 shares of the Company's Common Stock at an exercise price of $11.125 per share. The option granted is subject to the approval of the Company's stockholders, and will be submitted for approval at the next stockholders meeting, anticipated to be held in the fourth quarter of 1997. Approval of the option grant will result in compensation expense equal to the difference between the exercise price and the market value of the Company's Common Stock on the date of such approval.

     As indicated above under "- Proposed Shared Technologies Fairchild Merger," above, various expenses are anticipated to be incurred in realizing some of the benefits of the Shared Technologies Merger.

COMPETITION

     The long distance telecommunications industry is highly competitive and affected by the introduction of new services by, and the market activities of, major industry participants. Competition in the long distance business is based upon pricing, customer service, billing services and perceived quality. The Company competes against various national and regional long distance carriers and competes against the numerous companies in the long distance telecommunications market that offer essentially the same services as the Company. Several of the Company's competitors are substantially larger and have greater financial, technical and marketing resources than the Company. The Company's competitors that resell non-AT&T services do so at prices below that which the Company can provide as an AT&T switchless reseller, although the deployment of OBN enables the Company to be price competitive with non-AT&T resellers at current industry pricing levels. The ability of the Company to compete effectively in the telecommunications industry will depend upon the Company's continued ability to provide high quality services at prices generally competitive with, or lower than, those charged by its competitors. Although the Company believes that gross margins will improve as more customers are provisioned on OBN, revenues could decline if competition for long distance service forced the Company to offer services at greater discounts.


     Changes in the regulation of the telecommunications industry may impact the Company's competitive position. The Telecommunications Act of 1996 (the
"Telecommunications Act") effectively opens up the long distance market to competition from the Bell Operating Companies and Regional Holding Companies (collectively, "RBOCs"). The entry of these well-capitalized and well-known entities into the long distance market could significantly alter the competitive environment in which the Company operates because of the established relationship the RBOCs have with their local service customers (and the likelihood that the RBOCs will take advantage of those relationships), as well as the possibility of interpretations of the Telecommunications Act favorable to the RBOCs, which may make it more difficult for other providers, such as the Company, to compete to provide long distance services. Consolidation and alliances across geographic regions (e.g., Bell Atlantic/Nynex and SBC Communications Inc./Pacific Telesis Group domestically and BT/MCI and France Telecom/Deutsche Telekom/Sprint internationally) and across industry segments (e.g., WorldCom/MFS/UUNet) may also impact competition in the telecommunications market and the position of the Company.


     Although the basic rates of the three largest long distance carriers-AT&T, MCI Communications Corp. and Sprint Corporation-have historically increased, AT&T and other carriers have announced new price plans and significant simplified rate structures aimed at residential customers (the Company's primary target audience under the AOL contract), which may have the impact of lowering overall long distance prices. There can be no assurance that AT&T or other carriers will not make similar offerings available to the small to medium-sized businesses that the Company serves. AT&T and other carriers have also passed through to customers reductions in the access charges they pass to local telephone companies. Although OBN is expected to make the Company more price competitive, further reductions in long distance prices charged by competitors still may have a material adverse impact on the Company's profitability.


MAINTENANCE OF END USER BASE


     End users are not obligated to purchase any minimum usage amount and can discontinue service, without penalty, at any time. There can be no assurance that end users will continue to buy their long distance telephone service through the Company or through "partitions," independent carriers and marketing companies that purchase services from the Company. In the event that a significant portion of the Company's end users decides to purchase long distance service from another long distance service provider, there can be no assurance that the Company will be able to replace its end user base from other sources. Loss of a significant portion of the Company's end users would have a material adverse effect on the Company's results of operations and financial condition.


     A high level of customer attrition is inherent in the long distance industry, and the Company's revenues are affected by such attrition. Attrition is attributable to a variety of factors, including termina-tion of customers by the Company for non-payment and the initiatives of existing and new competitors as they engage in, among other things, national advertising campaigns, telemarketing programs and the issuance of cash or other forms of incentives.


DIRECT MARKETING RISKS

     In 1996, the Company began to market its long distance service directly to small and medium-sized businesses. In the second quarter of 1997, the Company determined to change its business practice and deemphasize the use of direct telemarketing to solicit customers for the Company as the carrier. Both federal and state officials are tightening the rules governing the telemarketing of telecommunications services and the requirements imposed on carriers acquiring customers in that manner. Customer complaints of "unauthorized conversion" or "slamming" are widespread in the long distance industry and are beginning to occur with respect to newly-competitive local services. While the Company's changed strategy should reduce its exposure to customer complaints and federal or state enforcement actions with respect to telemarketing practices, certain state officials have made inquiries with respect to the marketing of the Company's services and there is the risk of enforcement actions by virtue of its direct marketing efforts and its ongoing support of its customer/partitions.


RELIANCE ON INDEPENDENT CARRIER AND MARKETING COMPANIES;
LACK OF CONTROL OVER MARKETING ACTIVITIES

     Historically, the Company has marketed its services primarily through partitions, which generally have entered into non-exclusive agreements with the Company. Most partitions to date have made no minimum use or revenue commitments to the Company under these agreements. If the Company were to lose access to services on the AT&T network or billing services or experience difficulties with OBN, the Company's agreements with partitions could be adversely affected.

     Certain marketing practices, including the methods and means to convert a customer's long distance telephone service from one carrier to another, have recently been subject to increased regulatory review at both the federal and state levels. Provisions in the Company's partition agreements mandate compliance by the partitions with applicable state and federal regulations. However, the Company's partitions are independent carriers and marketing companies, and, therefore, the Company is unable to control such partitions'
activities. The Company is unable to predict the extent of its partitions' compliance with applicable regulations or the effect of such increased regulatory review. This increased regulatory review could also affect possible future acquisitions of new business from new partitions or other resellers.


GOVERNMENT REGULATION

     The Company is subject to regulation by the Federal Communications Commission (the "FCC") and by various state public service and public utility commissions as a non-dominant provider of long distance services. Under an FCC order adopted on October 29, 1996, effectiveness of which has been suspended as of the date hereof by a court order, the Company, its partitions and all other non-dominant interexchange carriers would after nine months be required to withdraw their tariffs for interstate service with the FCC. The Company and its partitions, however, are still required to file tariffs for international service with the FCC and to obtain authority and file tariffs for intrastate service provided in most of the states in which they market long distance services. Changes in existing policies or regulations in any state or by the FCC could materially adversely affect the Company's results of operations, particularly if those policies make it more difficult to obtain service from AT&T or other long distance companies at competitive rates, or otherwise increase the cost and regulatory burdens of providing services. There can be no assurance that the regulatory authorities in one or more states or the FCC will not take action having an adverse effect on the business or financial condition or results of operations of the Company. Regulatory action by the FCC or the states also could adversely affect the partitions, or otherwise increase the partitions' cost and regulatory burdens of providing long distance services. The Company will also be subject to applicable regulatory standards for marketing activities, and the increased FCC and state attention to certain marketing practices could be significant to the Company.

     Shared Technologies' business is subject to specific regulations in several states. Within various states, such regulations may include limitations on the number of lines or PBX switches per system, limitations of shared telecommunications systems to single buildings or building complexes, requirements that such building complexes be under common ownership or common ownership, management and control and the imposition of local exchange access rates that may be higher than those for similar single-user PBX systems. Shared Technologies's systems business is generally exempt from governmental regulation with respect to marketing and sales. However, various regulatory bodies, including the FCC, require that manufacturers of equipment obtain certain certifications. The Shared Technologies Merger will require permissions or consents from certain state regulatory agencies. There can be no assurance that the Company and Shared Technologies can obtain such permissions or consents, or if they can be obtained, that the process can be completed on a timely basis.


ADVERSE EFFECT OF RAPID CHANGE IN TECHNOLOGY AND SERVICE

     The telecommunications industry has been characterized by rapid technological change, frequent new service introductions and evolving industry standards. The Company believes that its future success will depend on its ability to anticipate such changes and to offer on a timely basis services that meet these evolving standards. There can be no assurance that the Company will have sufficient resources to make necessary investments or to introduce new services that would satisfy an expanded range of partition and end user needs.


RISKS RELATED TO OBN

     In early 1997, the Company deployed its own nationwide telecommunications network, One Better Net, or OBN. OBN currently provides services to approximately 150,000 of the over 500,000 current end users of the Company's services. Prior to the deployment of OBN, the Company marketed services by emphasizing its use of AT&T's transmission facilities and switches ("AT&T network") and billing services. Although such marketing can continue for services on the AT&T network that the Company resells, the Company has had to reduce its emphasis on AT&T in marketing OBN, which makes less use of the AT&T network. There can be no assurance that the Company will be able to continue to market OBN successfully, even though OBN uses Company-owned, AT&T (now Lucent) manufactured switching equipment and AT&T transmission facilities and employs the billing services of AT&T and ACUS. Failure to continue to market OBN successfully would have a material adverse effect on the Company's financial condition and results of operations.

     Additionally, there can be no assurance that the Company will be able to maintain or secure future AT&T contract tariffs or contracts for transmission at cost-effective rates. Further, to the extent that the Company, rather than AT&T, is responsible for providing the Company's telecommunications services, the Company's potential liability increases if such services are not provided.

     OBN utilizes AT&T (now Lucent) manufactured 5ESS-2000 switching equipment, which employs the new Digital Networking Unit-SONET (Synchronous Optical Network) technology and initially utilized the 5E10 software, which was recently upgraded to 5E11 software. While the 5ESS-2000 switches have operated successfully in the local environment, the Digital Networking Unit-S0NET and 5E11 software offer new technologies that have not been used extensively, and there can be no assurance that the switches will continue to function effectively.

     Additional management personnel and information systems are required to support OBN, the costs of which have increased the Company's overhead. In order for the Company to provide service over the OBN, the Company must operate and be responsible for the maintenance of its own switching equipment. While the
Company  has  hired   additional   personnel  with  experience  in  operating  a
switch-based provider, there can be no assurance that the Company will be successful in operating as a switch-based provider. Moreover, the Company must be able to expand OBN to add capacity as needed, which may require significant expenditures for hardware and software.

     Operation as a switch-based provider subjects the Company to risk of significant interruption in the provision of services on OBN in the event of damage to the Company's facilities (switching equipment or connections to AT&T transmission facilities) such as could be caused by fire or natural disaster. Such interruptions or other difficulties in operating OBN could have a material adverse effect on the Company's financial condition and results of operations.


DEPENDENCE UPON KEY PERSONNEL

     The success of the Company's operations during the foreseeable future will depend largely upon the continued services of Daniel Borislow, the Company's Chairman and Chief Executive Officer. Mr. Borislow has entered into an employment agreement with the Company that contains non-competition covenants that extend for a period of up to 18 months following termination of employment.

ABSENCE OF DIVIDENDS

     The Company has not paid cash dividends since inception. The Company currently intends to retain all future earnings for use in the operation of its business and, therefore, does not anticipate paying any cash dividends in the foreseeable future. Furthermore, the Company's existing bank credit facility restricts the payment of dividends on the Common Stock.

CONTROL BY EXISTING STOCKHOLDERS; ANTI-TAKEOVER CONSIDERATIONS


     As of August 30, 1997, Mr. Borislow owns beneficially approximately 37.9% of the outstanding Common Stock. Accordingly, Mr. Borislow may have the ability to control the election of all of the members of the Company's Board of Directors and the outcome of corporate actions requiring majority stockholder approval. Even as to corporate transactions in which super-majority approval may be required, such as certain fundamental corporate transactions, Mr. Borislow may have the ability to control the outcome of such actions.


     The Company also has an authorized class of 5,000,000 shares of preferred stock that may be issued by the Board of Directors on such terms and with such rights, preferences and designations as the Board may determine. Issuance of such preferred stock, depending upon the rights, preferences and designations thereof, may have the effect of delaying, deterring or preventing a change in control of the Company. In addition, the Delaware General Corporation Law and other provisions of the Company's Amended and Restated Certificate of Incorporation, including the provision of the Amended and Restated Certificate that provides that the Board of Directors be divided into three classes each of which is elected for three years, and the Bylaws contain provisions that may have the effect of delaying or preventing a change in control of the Company.

     Such anti-takeover effects may deter a third party from acquiring the Company or engaging in a similar transaction affecting control of the Company in which the Company's stockholders might receive a premium for their shares over the then-current market value.

SHARES ELIGIBLE FOR FUTURE SALE


     Future sales of substantial amounts of the Company's Common Stock could adversely affect the market price of the Common Stock. As of August 30, 1997, Mr. Borislow owns of record or has dispositive power with respect to 23.3% of the outstanding Common Stock and a decision by Mr. Borislow to sell his shares could adversely affect the market price of the Common Stock. Of the Company's 65,368,823 outstanding shares of Common Stock, 39,087,283 shares are freely tradeable.  Of the  remaining  26,281,540  outstanding  shares of Common  Stock,
24,669,000 are eligible for resale pursuant to the timing and volume restrictions of Rule 144 under the Securities Act and the balance will be eligible for resale pursuant to such restrictions at various dates beginning in December 1997.

     There are outstanding options to purchase 8,598,800 shares of Common Stock held by employees, former employees or directors of the Company. In addition, there are warrants to purchase up to 13,100,000 shares of Common Stock, which includes warrants to purchase up to 12,000,000 shares of America Online, Inc.

     Paul Rosenberg, the holder of 7,440,000 shares of Common Stock, has the right, under certain conditions, to participate in future registrations of Common Stock and to cause the Company to register certain shares of Common Stock owned by him. Holders of warrants also have registration rights under certain conditions.


     Sales of substantial amounts of Common Stock in the public market, or the perception that such sales could occur, may adversely affect the market price of the Common Stock.